CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com
21 June 2024
Matter No.: 717337
+1 345 814 7392
derek.stenson@conyers.com

Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman, KY1-1205
Cayman Islands

Dear Sir or Madam

Re: Greenlight Capital Re, Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the “Securities Act”) on 21 June 2024 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). The Registration Statement references the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate principal amount of the Company’s securities (each a "Security" and collectively the “Securities”) consisting of Class A ordinary shares, with a par or nominal value of US$0.10 per share (“Ordinary Shares”); preferred shares, with a par or nominal value of US$0.10 per share (“Preferred Shares,” together with the Ordinary Shares, the “Equity Securities”); depositary shares representing an interest in all or a specified portion of Equity Securities (“Depositary Shares”); senior unsecured and subordinated unsecured debt securities to be issued pursuant to the applicable indenture to be entered into by the Company and the Trustee (as defined in Schedule 1) (the “Debt Securities”); warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement to be entered into by the Company and a warrant agent named therein; and share purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder of such contract (“Purchase
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Contracts”). We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and Prospectus Supplements pursuant to the Securities Act and that this opinion requires to be furnished in accordance with the requirements of the Securities Act.
1.DOCUMENTS REVIEWED
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:
1.1.the Certificate of Incorporation dated 13 July 2004, Fourth Amended and Restated Memorandum and Articles of Association as adopted on 25 July 2023, Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together, the “Constitutional Documents”);
1.2.a certified extract of minutes of a meeting of the directors of the Company held on 2-3 May 2024 (the "Resolutions");
1.3.a copy of a Certificate of Good Standing dated 18 June 2024 in respect of the Company (the "Certificate of Good Standing") issued by the Registrar of Companies in the Cayman Islands (the “Registrar”).
1.4.copies of the following:
(a)the Registration Statement on Form S-3 dated 21 June 2024;
(b)a form of the senior debt indenture to be entered into between the Company and Computershare Trust Company, N.A., as trustee (the "Trustee");
(c)a form of the subordinated debt indenture to be entered into between the Company and the Trustee (the documents listed in paragraphs 1.4(a) to (c) above inclusive and any document related thereto are collectively referred to in this opinion as the "Documents").
1.5.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.ASSUMPTIONS
We have assumed:
2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
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2.3.the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;
2.4.that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended;
2.5.that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;
2.6.that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;
2.7.that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
2.8.that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;
2.9.the Company will have secured the prior approval (or exemption from approval) of the Cayman Islands Monetary Authority to the sale and issue of the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement insofar as such consent or exemption is required under Cayman Islands law;
2.10.that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands;
2.11.that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, deposit, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;
2.12.that the applicable purchase, deposit, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law;
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2.13.that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the Prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable Prospectus Supplements thereto;
2.14.that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;
2.15.the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;
2.16.the choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands);
2.17.all conditions precedent, if any, contained in the Documents have been or will be satisfied or waived;
2.18.the Board of Directors of the Company considers the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company;
2.19.no disposition of property effected by the Documents is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue;
2.20.the Company was on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys;
2.21.none of the Documents constitute a security interest for the purposes of all relevant laws other than the laws of the Cayman Islands;
2.22.the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order;
2.23.for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Securities Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series;
2.24.the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws; and
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2.25.in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise.
3.QUALIFICATIONS
3.1.The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto:
(a)will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;
(b)will be subject to statutory limitation of the time within which proceedings may be brought;
(c)will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;
(d)may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and
(e)may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands courts.
3.2."Non-assessability" is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares and/or Preferred Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares and Preferred Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.
3.3.Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as Revised) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if it has not failed to make any filing with any Cayman Islands governmental authority under the Companies Act, or to pay any Cayman Islands government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands.
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3.4.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
4.OPINIONS
On the basis of and subject to the foregoing we are of the opinion that:
4.1.The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar.
4.2.Upon the due issuance of Ordinary Shares and/or Preferred Shares and payment of the consideration therefor, such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
4.3.Upon the due issuance of:
(a)Depository Shares;
(b)Debt Securities;
(c)Warrants; and/or
(d)Purchase Contracts,
and payment of the consideration therefor, such Securities will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Enforcement of Civil Liabilities under United States Federal Securities Laws and Other Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman LLP
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